   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           PLATINUM TECHNOLOGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-3509662
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

   1815 SOUTH MEYERS ROAD, OAKBROOK TERRACE, ILLINOIS 60181, (630) 620-5000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                MICHAEL C. WYATT, ESQ., 1815 SOUTH MEYERS ROAD,
               OAKBROOK TERRACE, ILLINOIS 60181, (630) 620-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        MATTHEW S. BROWN, ESQ.                DOUGLAS R. NEWKIRK, ESQ.
          MARK D. WOOD, ESQ.                    MISTY S. GRUBER, ESQ.
         KATTEN MUCHIN & ZAVIS                 SACHNOFF & WEAVER, LTD.
  525 WEST MONROE STREET, SUITE 1600      30 SOUTH WACKER DRIVE, SUITE 2900
        CHICAGO, ILLINOIS 60661                CHICAGO, ILLINOIS 60606
            (312) 902-5200                         (312) 207-1000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-15421

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                        PROPOSED
                                           PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF                    MAXIMUM      AGGREGATE   AMOUNT OF
       SECURITIES         AMOUNT TO BE  OFFERING PRICE  OFFERING   REGISTRATION
    TO BE REGISTERED      REGISTERED(1)  PER UNIT(2)    PRICE(2)       FEE
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
Convertible Subordinated
 Notes...................  $17,250,000       100%      $17,250,000    $5,228
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Common Stock, $.001 par
 value (including
 preferred stock purchase
 rights).................      (3)           None         None         None
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
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(1) Includes $2,250,000 principal amount of Notes to be offered upon exercise of the Underwriters' over-allotment option.
(2) Estimated solely for purposes of calculating the registration fee.
(3) The Common Stock (plus an indeterminate number of shares of Common Stock issuable as a result of the antidilution provisions of the Notes) is issuable upon conversion of the Notes. Pursuant to Rule 457(i) under the Securities act of 1933, no registration fee is required for the Common Stock because it will be issued for no additional consideration.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by PLATINUM technology, inc. (the "Company") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Company's Registration Statement on Form S-3 (Registration No. 333-15421), as amended, relating to the Company's offering of up to $97,750,000 of 6 3/4% Convertible Subordinated Notes due 2001 (the "Notes") and the shares of the Company's Common Stock, $.001 par value per share (including preferred stock purchase rights) ("Common Stock") into which the Notes are convertible.

                                 CERTIFICATION

  The Company hereby certifies to the Commission that the Company has instructed its bank to wire, to the lockbox of the Commission at Mellon Bank, the filing fee of $5,228 for the additional aggregate principal amount of Notes, and the shares of Common Stock into which such Notes are convertible, being registered hereby as soon as practicable (but in no event later than the close of business on November 19, 1996); that it will not revoke such instructions; and that it has sufficient funds in the relevant account to cover the amount of the filing fee.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON NOVEMBER 18, 1996.

                                          PLATINUM technology, inc.

                                               /s/ Michael P. Cullinane
                                          By: _________________________________
                                                   Michael P. Cullinane
                                               Executive Vice President and
                                                 Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
                 *                   President, Chief Executive    November 18, 1996
____________________________________   Officer (Principal
        Andrew J. Filipowski           Executive Officer) and
                                       Chairman of the Board of
                                       Directors

                 *                   Executive Vice President,     November 18, 1996
____________________________________   Chief Operations Officer
         Paul L. Humenansky            and a Director

    /s/ Michael P. Cullinane         Executive Vice President,     November 18, 1996
____________________________________   Chief Financial Officer
        Michael P. Cullinane           (Principal Financial and
                                       Accounting Officer),
                                       Treasurer and a Director

                 *                   Director                      November 18, 1996
____________________________________
          Casey G. Cowell

                 *                   Director                      November 18, 1996
____________________________________
           James E. Cowie

                 *                   Director                      November 18, 1996
____________________________________
          Steven D. Devick

                 *                   Director                      November 18, 1996
____________________________________
          Gian M. Fulgoni


         /s/ Michael P.
         Cullinane
*By: __________________________
      Michael P. Cullinane
        Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------

  5        Opinion of Katten Muchin & Zavis as to the legality of the securi-
           ties being registered (including consent)
 23.1      Consent of KPMG Peat Marwick LLP, independent public accountants
 23.2      Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5 hereto)
 24*       Power of Attorney

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*Incorporated by reference to Exhibit 24 to the Company's Registration
   Statement on Form S-3 (Registration No. 333-15421) filed on November 1,
   1996.